Exhibit 10.1

ONCONOVA THERAPEUTICS, INC.

CONTROLLED EQUITY OFFERINGSM

TERMINATION OF

SALES AGREEMENT

January 5, 2016

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated October 8, 2014, including the Schedules thereto, between Cantor Fitzgerald & Co. (“CF&Co”) and Onconova Therapeutics, Inc., a Delaware corporation (the “Company”), as amended by Amendment No. 1 to Sales Agreement, dated September 30, 2015 (the “Sales Agreement”), pursuant to which the Company agreed to sell through CF&Co, as sales agent, shares of common stock, par value $0.01 per share, of the Company.  All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement.  CF&Co and the Company agree as follows:

A.            Termination of Sales Agreement.  Pursuant to Section 13(d) of the Sales Agreement, the Company and Cantor hereby mutually agree to terminate the Sales Agreement, effective as of the date hereof.

B.            Counterparts.  This Termination of Sales Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by one party to the other may be made by facsimile or email transmission.

C.            Governing Law.  This Termination of Sales Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

ONCONOVA THERAPEUTICS, INC.

By:	/s/ Ramesh Kumar, Ph.D
	Name:	Ramesh Kumar, Ph.D
	Title:	President and Chief Executive Officer

ACCEPTED as of the date first above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
	Name:	Jeffrey Lumby
	Title:	Senior Managing Director

SIGNATURE PAGE

ONCONOVA THERAPEUTICS, INC. – TERMINATION OF SALES AGREEMENT